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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-77509 and File No. 333-79605) of Navigant International, Inc. of our report dated February 8, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 26, 2002